New Hampshire Thrift Bancshares, Inc. Announces Earnings for Fiscal Year 2010

Performance Reflects Loan Growth and Increased Net Interest and Dividend Income

NEWPORT, NH -- (Marketwire - January 28, 2011) - New Hampshire Thrift Bancshares, Inc. (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the Bank), today reported consolidated net income for the twelve months ended December 31, 2010 of $7,947,435, or $1.29 per common share (assuming dilution), compared to $6,597,706, or $1.06 per common share (assuming dilution), for same period in 2009, an increase of $1,349,729 or 20.45%. For the quarter ended December 31, 2010, NHTB reported consolidated net income of $2,120,350, or $0.34 per common share (assuming dilution), compared to $1,774,173, or $0.28 per common share (assuming dilution), for the quarter ended December 31, 2009, an increase of $346,177, or 19.15%.

2010 Financial Highlights

--  Total assets increased $32,452,697, or 3.37%, to $995,053,884 at
    December 31, 2010 from $962,601,187 at December 31, 2009.

--  Net loans increased $50,487,514, or 8.14%, to $670,820,120 at December
    31, 2010 from $620,332,606 at December 31, 2009.

--  In 2010, the Bank originated $341,457,443 in loans, compared to
    $309,592,066 in 2009.

--  The Bank's loan servicing portfolio increased to $370,331,523 at
    December 31, 2010 from $352,066,692 at December 31, 2009, an increase of $18,264,831, or 5.19%.

--  The Company earned $7,947,435, or $1.29 per common share, assuming dilution, for the year ended December 31, 2010, compared to
    $6,597,706, or $1.06 per common share, assuming dilution, for the year ended December 31, 2009.  Net income available to common stockholders was $7,341,256 for the year ended December 31, 2010 compared to
    $6,103,445 for the same period in 2009.

--  Net interest and dividend income for the year ended December 31, 2010 increased $1,604,271, or 5.87%, to $28,912,231 from $27,307,960 for the same period in 2009.

--  The Company's returns on average assets and average equity for the twelve months ended December 31, 2010 were 0.79% and 8.71%, respectively, compared to 0.73% and 7.75%, respectively, for the same period in 2009.

Earnings Summary

Net income of $7,947,435 for the twelve months ended December 31, 2010 includes an increase of $1,604,272, or 5.87%, in net interest and dividend income. The provision for loan losses decreased $3,770,000, or 63.34%, to $2,182,000 for the twelve months ended December 31, 2010 compared to $5,952,000 for the same period in 2009. Noninterest income decreased $2,571,792, or 20.02%, to $10,274,243 for the twelve months ended December 31, 2010 compared to $12,846,035 for the same period in 2009. This decrease includes decreases of $1,565,885 in net gains on sales and calls of securities, $859,213 in net gains on the sales of loans and $239,190 in customer service fees. Noninterest expense increased $1,021,714, or 4.17%, to $25,513,494 for the twelve months ended December 31, 2010 compared to $24,491,780 for the same period in 2009. Within noninterest expense, salaries and employee benefits increased $1,012,294, or 8.19%, to $13,370,442 for the twelve months ended December 31, 2010 compared to $12,358,148 for the same period in 2009. During 2010, the Company's tax-exempt investments and loans increased resulting in a lower effective tax rate which was offset by the recorded interest income on lower-rate tax-exempt investments and loans.

Net income of $2,120,350 for the quarter ended December 31, 2010 includes a decrease of $614,459, or 8.49%, in net interest and dividend income. The provision for loan losses decreased $2,464,000 to $162,000 for the quarter ended December 31, 2010 compared to $2,626,000 for the same period in 2009. Noninterest income decreased $1,529,283, or 35.83%, to $2,738,397 for the quarter ended December 31, 2010 compared to $4,267,680 for the same period in 2009. This decrease includes a decrease of $1,654,190 in net gains on sales and calls of securities, an increase of $281,441 in net gains on the sales of loans and a decrease of $130,275 in customer service fees. Noninterest expense increased $17,664, or 0.28%, to $6,350,860 for the quarter ended December 31, 2010 compared to $6,333,196 for the same period in 2009.

Balance Sheet Summary

Total assets were $995,053,884 at December 31, 2010, compared to $962,601,187 at December 31, 2009, an increase of 3.37%. Securities available-for-sale decreased $22,308,586 to $195,984,515 at December 31, 2010 from $218,293,101. Within the securities available-for-sale portfolio, the book values of (i) U.S. government bonds increased $3,995,816, (ii) mortgage-backed securities decreased $52,020,262, (iii) municipal bonds increased $31,502,223, (iv) other bonds and debentures decreased $4,752,332, (v) preferred stock with maturities decreased $1,554,150, and (vi) equity securities remained at $494,666. Net unrealized losses on the securities available-for-sale were $317,373 at December 31, 2010 compared to $837,491 at December 31, 2009.

Net loans held in portfolio increased $50,487,514, or 8.14%, to $670,820,120 at December 31, 2010, from $620,332,606 at December 31, 2009. The allowance for loan losses increased $345,272 to $9,863,904 at December 31, 2010, from $9,518,632 at December 31, 2009. The change in the allowance for loan losses is the net of effect of provisions of $2,182,000, charge-offs of $1,877,426, recoveries of $215,698 and a one-time transfer of $175,000 to off-balance sheet liabilities. Non-performing loans as a percentage of total loans amounted to 1.46% at December 31, 2010 compared to 0.98% at December 31, 2009.

Total loan production for the twelve months ended December 31, 2010 was $341,457,443 compared to $309,592,066 for the twelve months ended December 31, 2009. Due primarily to loan interest rates and refinancing demands, loan production during the fourth quarter of 2010 increased $61,445,910, or 101.46%, to $122,006,169 compared to the same period in 2009.

Total deposits increased $43,790,349, or 5.96%, to $778,219,117 at December 31, 2010 from $734,428,768 at December 31, 2009. Within deposits, savings and money market accounts increased $4,706,171, transaction accounts increased $28,255,504 and time deposits increased $10,828,674. Advances from the Federal Home Loan Bank decreased $20,002,645, or 20.84%, from $95,962,006 at December 31, 2009 to $75,959,361 at December 31, 2010.

Stockholders' equity of $92,391,419 resulted in a book value of $14.26 per common share at December 31, 2010 based on 5,773,772 shares of common stock outstanding, an increase of $0.78, or 5.79%, per common share from a year ago. As previously announced, a regular quarterly dividend of $0.13 per share is payable on January 28, 2011 to stockholders of record of January 21, 2011. The Bank remains well-capitalized with a Tier I (Core) Capital ratio of 8.28% at December 31, 2010.

2011 Annual Meeting

The Company will hold its annual meeting of stockholders on May 12, 2011.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the parent company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank providing a wide range of banking and financial services through twenty-eight offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire and central Vermont. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $995 million.

Forward-looking Statements

Statements included in this press release that are not historical or current fact are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. New Hampshire Thrift Bancshares, Inc. disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights

For the Years Ended December 31,                      2010         2009
                                                  -----------  -----------
                                                    (In thousands, except
                                                        per share data)

Net Income                                        $     7,947  $     6,598
Per Share Data:
  Basic Earnings                                         1.29         1.06
  Diluted Earnings  (1)                                  1.29         1.06
  Dividends Paid                                         0.52         0.52
  Dividend Payout Ratio                                 40.31%       49.06%

Return on Average Assets                                 0.79%        0.73%
Return on Average Equity                                 8.71%        7.75%

As of December 31,                                    2010         2009
                                                  -----------  -----------
                                                  (In thousands, except
                                                  share and per share data)

Total Assets                                      $   995,054  $   962,601
Total Securities (2)                                  203,599      224,469
Loans, Net                                            670,820      620,333
Total Deposits                                        778,219      734,429
Federal Home Loan Bank Advances                        75,959       95,962
Stockholders' Equity                                   92,391       87,776
Book Value per Common Share                       $     14.26  $     13.48
Shares Outstanding                                  5,773,772    5,771,772

Tier I (Core) Capital                                    8.28%        8.45%

Number of Branch Locations                                 28           28

(1)  Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

(2)  Includes available-for-sale securities shown at fair value, held-to-maturity securities at cost and Federal Home Loan Bank stock at cost.

                        New Hampshire Thrift Bancshares, Inc.
                             Consolidated Balance Sheets

As of December 31,                                2010           2009
                                              -------------  -------------
ASSETS                                          (unaudited)
  Cash and due from banks                     $  21,512,894  $  20,338,652
  Federal Home Loan Bank overnight deposit       11,700,000     17,700,000
                                              -------------  -------------
       Total cash and cash equivalents           33,212,894     38,038,652
  Securities available-for-sale                 195,984,515    218,293,101
  Federal Home Loan Bank stock                    7,614,600      6,175,800
  Loans held-for-sale                             5,887,141      2,077,900
  Loans receivable, net of the allowance for
   loan losses of $9,863,904 as of
   December 31, 2010 and $9,518,632 as of
   December 31, 2009                            670,820,120    620,332,606
  Accrued interest receivable                     2,986,348      2,972,403
  Bank premises and equipment, net               16,671,896     17,034,220
  Investments in real estate                      3,550,427      3,505,828
  Other real estate owned                            75,000        100,000
  Goodwill                                       27,293,470     27,293,470
  Core deposit intangible                         1,550,139      2,023,806
  Investment in partially owned Charter
   Holding Corp., at equity                       4,898,869      3,083,084
  Bank-owned life insurance                      10,358,288      9,965,068
  Other assets                                   14,150,177     11,705,249
                                              -------------  -------------
     Total assets                             $ 995,053,884  $ 962,601,187
                                              =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
  Noninterest-bearing                         $  53,265,124  $  48,430,291
  Interest-bearing                              724,953,993    685,998,477
                                              -------------  -------------
  Total deposits                                778,219,117    734,428,768
  Federal Home Loan Bank advances                75,959,361     95,962,006
  Other borrowings                                        -      2,077,500
  Securities sold under agreements to
   repurchase                                    16,165,074     12,118,953
  Subordinated debentures                        20,620,000     20,620,000
  Accrued expenses and other liabilities         11,698,913      9,617,707
                                              -------------  -------------
     Total liabilities                          902,662,465    874,824,934
                                              -------------  -------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized, 10,000 issued
   and outstanding at December 31, 2010,
   and  December 31, 2009                               100            100
  Common stock, $.01 par value, per share:
   10,000,000 shares authorized,
   6,233,051 shares issued and 5,773,772
   shares outstanding as of December 31, 2010
   and 6,232,051 shares issued and 5,771,772
   shares outstanding as of December 31, 2009        62,341         62,321
  Warrants                                           85,020         85,020
  Paid-in capital                                55,920,664     55,884,604
  Retained earnings                              46,000,732     41,570,797
  Accumulated other comprehensive loss           (2,526,715)    (2,675,866)
  Treasury stock, at cost, 460,279 shares as
   of December 31, 2010 and 2009                 (7,150,723)    (7,150,723)
                                              -------------  -------------
     Total stockholders' equity                  92,391,419     87,776,253
                                              -------------  -------------
     Total liabilities and stockholders'
      equity                                  $ 995,053,884  $ 962,601,187
                                              =============  =============

                     New Hampshire Thrift Bancshares, Inc.
                      Consolidated Statements of Income

                         For the Twelve Months       Three Months Ended
                           Ended December 31,           December 31,
                           2010         2009          2010         2009
                       ------------ ------------  ------------ ------------
INTEREST AND DIVIDEND
 INCOME                 (unaudited)                (unaudited)
  Interest and fees on
   loans               $ 31,955,755 $ 33,176,044  $  7,771,582 $  8,060,744
  Interest and
   dividends on debt
   investments
     Taxable              6,596,400    6,131,899     1,215,468    1,741,403
     Dividends               17,026       20,689         4,062       10,735
     Other                   87,351       55,510        49,410       34,014
                       ------------ ------------  ------------ ------------
  Total interest and
   dividend income       38,656,532   39,384,142     9,040,522    9,846,896
                       ------------ ------------  ------------ ------------

INTEREST EXPENSE
  Interest on deposits    6,634,538    8,762,151     1,624,191    1,854,040
  Interest on advances
   and other borrowed
   money                  2,039,544    2,098,049       526,425      493,599
  Interest expenses on
   debentures             1,011,037    1,157,953       253,631      253,462
  Interest on
   securities sold
   under agreements to
   repurchase                59,181       58,029        14,723        9,784
                       ------------ ------------  ------------ ------------
  Total interest
   expense                9,744,300   12,076,182     2,418,970    2,610,885
                       ------------ ------------  ------------ ------------

  Net interest and
   dividend income       28,912,232   27,307,960     6,621,552    7,236,011

PROVISION FOR LOAN
 LOSSES                   2,182,000    5,952,000       162,000    2,626,000
                       ------------ ------------  ------------ ------------

  Net interest and
   dividend income
   after provision for
   loan losses           26,730,232   21,355,960     6,459,552    4,610,011
                       ------------ ------------  ------------ ------------

OTHER INCOME
  Customer service
   fees                   5,197,963    5,437,153     1,259,336    1,389,611
  Net gain on sales
   and calls of
   securities             2,082,910    3,648,795       425,989    2,080,179
  Net gain on sales of
   loans                  1,692,332    2,551,545       750,134      468,693
  Net gain (loss) on
   sales of other real
   estate owned
   and fixed assets          49,603       (9,435)        6,725        3,378
  Rental income             700,845      703,572       182,398      186,688
  Realized gain in
   Charter Holding
   Corp.                    191,853      106,295        26,157       43,163
  Brokerage service
   income                     2,402        9,832           574          832
  Bank owned life
   insurance income         356,335      371,930        87,084       92,977
  Other income                    -       26,348             -        2,159
                       ------------ ------------  ------------ ------------
  Total noninterest
   income                10,274,243   12,846,035     2,738,397    4,267,680
                       ------------ ------------  ------------ ------------

                    New Hampshire Thrift Bancshares, Inc.
                Consolidated Statements of Income (continued)

                          Twelve Months Ended        Three Months Ended
                              December 31,              December 31,
                            2010         2009         2010         2009
                        -----------  ------------ -----------  -----------
NONINTEREST EXPENSES    (unaudited)               (unaudited)
  Salaries and employee
   benefits              13,370,442    12,358,148   3,690,866    3,275,264
  Occupancy and
   equipment expenses     3,743,232     3,815,924     914,120      892,917
  Advertising and
   promotion                432,063       376,431     125,693      109,198
  Depositors' insurance   1,020,231     1,177,519     238,246      375,916
  Professional services     953,355     1,011,861     217,737      304,086
  Data processing and
   outside services         933,896       917,170     214,605      243,033
  ATM processing fees       520,072       614,516     124,331      131,074
  Mortgage servicing
  (income), net of
  amortization of
  mortgage servicing
  rights                   (112,965)      121,728     (11,261)     (38,802)
  Supplies                  407,630       387,260     115,283       87,837
  Other expenses          4,245,538     3,711,223     721,240      952,673
                        -----------  ------------ -----------  -----------
  Total noninterest
   expenses              25,513,494    24,491,780   6,350,860    6,333,196
                        -----------  ------------ -----------  -----------

INCOME BEFORE PROVISION
 FOR INCOME TAXES        11,490,981     9,710,215   2,847,089    2,544,495

PROVISION FOR INCOME
 TAXES                    3,543,546     3,112,509     726,739      770,322

                        -----------  ------------ -----------  -----------
NET INCOME              $ 7,947,435  $  6,597,706 $ 2,120,350  $ 1,774,173
                        ===========  ============ ===========  ===========
NET INCOME AVAILABLE TO
 COMMON STOCKHOLDERS    $ 7,431,256  $  6,103,445 $ 1,990,278  $ 1,644,100

Earnings Per Common
 Share, basic           $      1.29  $       1.06 $      0.34  $      0.28
Earnings Per Common
 Share, assuming
 dilution (1)           $      1.29  $       1.06 $      0.34  $      0.28
Dividends Declared      $      0.52  $       0.52 $      0.13  $      0.13

(1)  Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

For additional information contact:
Stephen R. Theroux
President
603-863-0886